Exhibit 99.1

N E W S R E L E A S E
FOR IMMEDIATE RELEASE
MEDIA CONTACTS:
Jeannine Addams
Kristin Wohlleben
J.Addams & Partners, Inc.
404/231-1132 phone
jfaddams@jaddams.com
kwohlleben@jaddams.com
INVESTOR CONTACT:
Todd Atenhan
770/425-7877 phone
investorrelations@exide.com
EXIDE TECHNOLOGIES REPORTS IMPROVED SALES AND EBITDA FOR
FOURTH QUARTER AND FY 2007
ALPHARETTA, Ga.—(BUSINESS WIRE)—June 11, 2007—Exide Technologies (NASDAQ:XIDE)(www.exide.com), a global leader in stored electrical-energy solutions, announced that on June 11, 2007 it filed its Annual Report on Form 10-K for the fiscal year ended March 31, 2007.
Quarter
Net sales for the fourth fiscal quarter were $806.6 million compared to $730.6 million in the comparable prior year period. Foreign currency exchange rates favorably impacted net sales by approximately $39 million. Excluding the impact of currency, net sales increased in the current year quarter by $37 million on stronger volume in the Company’s global Industrial Energy segments, and improved pricing in all of its businesses. This was offset to a degree by soft volume in the Company’s Transportation Europe/ROW Segment, due to an unusually mild winter in Europe.
The net loss for the fourth quarter of fiscal 2007 amounted to $21.6 million or ($0.35) a share compared with a net loss in the fiscal 2006 fourth quarter of $76.3 million or ($2.98) a share. The reduced net loss in the current year quarter reflects continuing operational improvements and favorable pricing adjustments, which were partially offset by a $4.0 million increase in interest costs due to higher debt levels and higher interest rates. Additionally, last year’s fourth quarter was negatively impacted by the recording of a $24 million (net of tax) expense relating to the settlement of an historic fine levied by the U.S. Attorney for the Southern District of Illinois.

Fiscal Year 2007
For the full fiscal year, the Company reported a $119.9 million increase in net sales to $2.94 billion, of which $87.7 million was due to favorable foreign exchange rates, principally resulting from a stronger Euro. Excluding foreign exchange, net sales increased by $32.2 million. Gordon Ulsh, President and CEO stated, “We continue to execute on the pricing front to compensate for higher commodity and other costs; and, in accordance with our strategy, we have shed some volume rather than maintaining accounts that do not afford us an adequate return. While this strategy will improve gross profit margins, it contributed to the unit volume deterioration we experienced in our Transportation Segments. We also continue to see softness in capital spending by some of the major telecom players, resulting in lower unit volumes of our Network Power products,” Mr. Ulsh said.
The fiscal 2007 net loss was $105.9 million or ($2.39) a share, an improvement from a net loss of $172.7 million or ($6.75) a share in fiscal 2006. Gross profit improved by approximately $66 million to $472.8 million. “This reflects not only our pricing posture, but also continued improvement in our manufacturing and distribution performance as we execute our Take Charge! initiatives,” Mr. Ulsh said. The year-over-year net loss improvement was aided by the fiscal 2006 settlement with the U.S. Attorney, an approximately $10 million reduction in the consolidated tax provision and a $1.8 million reduction in reorganization-related expenses. However, those items were offset somewhat by a $20.5 million increase in net interest expense, and a higher loss on sale/impairment of fixed assets resulting principally from the write down of land and buildings held for sale in France.
The lower net losses per share in the quarter and for the full year were favorably impacted by higher weighted average shares outstanding as a result of the Company’s $75 million rights offering and $50 million private sale of common stock. Also, prior year net loss per share has been restated to give effect of a stock dividend treatment resulting from this transaction.
The Company also reported positive earnings before interest and taxes (“EBIT”) of $4.5 million for the fourth quarter 2007, compared with negative EBIT of $44.7 million in the prior year’s fourth quarter. Adjusted EBITDA in the fiscal 2007 fourth quarter was $43.9 million compared with $19.5 million in the comparable prior year period. For the year, Adjusted EBITDA improved 52% to $158.6 million from $104.5 million.
Mr. Ulsh went on to say “We know we still have much work to do, but it is rewarding to see our efforts to date recognized as evidenced by recent credit rating agency upgrades, a successful refinancing of our senior secured bank credit facility as well as an unqualified audit opinion on our financial statements and internal control environment at and for the year ended March 31, 2007.”
The Company, as it has said in the past, uses Adjusted EBITDA as a key measure of its operational financial performance. This measure underlies the Company’s operational performance and excludes the nonrecurring impact on the Company’s current restructuring actions. Adjusted EBITDA is defined as earnings before interest, taxes, depreciation, amortization and restructuring charges. Our Adjusted EBITDA definition also adjusts reported earnings for the effect of non-cash currency remeasurement gains or losses, the non-cash gain or loss from revaluation of the Company’s warrants liability, impairment charges and non-cash gains or losses on asset sales as well as a specific exclusion for the aforementioned settlement with the U.S. Attorney. See the reconciliations of net losses to EBIT and Adjusted EBITDA in the attachments to this release.
Conference Call
The Company previously announced that it will hold a conference call to discuss its results on June 12, 2007 at 10:00 a.m. Eastern Time.
Dial-in number for US/Canada: (877) 563-6439
Dial-In number for international callers: (706) 758-9457
Conference ID: 9423131
About Exide Technologies:
Exide Technologies, with operations in more than 80 countries, is one of the world’s largest producers and recyclers of lead-acid batteries. The Company’s four global business groups — Transportation Americas, Transportation Europe and Rest of World, Industrial Energy Americas and Industrial Energy Europe and Rest of World — provide a comprehensive range of stored electrical energy products and services for industrial and transportation applications.
Transportation markets include original-equipment and aftermarket automotive, heavy-duty truck, agricultural and marine applications, and new technologies for hybrid vehicles and 42-volt automotive applications. Industrial markets include network power applications such as telecommunications systems, electric utilities, railroads, photovoltaic (solar-power related) and uninterruptible power supply (UPS), and motive-power applications including lift trucks, mining and other commercial vehicles.
Further information about Exide, including its financial results, are available at www.exide.com.
The Exide Technologies logo is available at http://www.primenewswire.com/newsroom/prs/?pkgid=3300
Forward-Looking Statements
Except for historical information, this press release may be deemed to contain “forward-looking” statements. The Company desires to avail itself of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 (the “Act”) and is including this cautionary statement for the express purpose of availing itself of the protection afforded by the Act. The Company undertakes no obligation to publicly update or revise any forward-looking statement in this or any prior forward-looking statements whether as a result of new information, future developments or otherwise.
Examples of forward-looking statements include, but are not limited to, (a) projections of revenues, cost of raw materials, income or loss, earnings or loss per share, capital expenditures, growth prospects, dividends, the effect of currency translations, capital structure and other financial items, (b) statements of plans and objectives of the Company or its management or Board of Directors, including the introduction of new products, or estimates or predictions of actions by customers, suppliers, competitors or regulating authorities, (c) statements of future economic performance and (d) statements of assumptions, such as the prevailing weather conditions in the Company’s market areas, underlying other statements and statements about the Company or its business.
Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following general factors such as: (i) the Company’s ability to implement and fund based on current liquidity business strategies and restructuring plans, (ii) unseasonable weather (warm winters and cool summers) which adversely affects demand for automotive and some industrial batteries, (iii) the Company’s substantial debt and debt service requirements which may restrict the Company’s operational and financial flexibility, as well as imposing significant interest and financing costs, (iv) the litigation proceedings to which the Company is subject, the results of which could have a material adverse effect on the Company and its business, (v) the realization of the tax benefits of the Company’s net operating loss carry forwards, which is dependent upon future taxable income, (vi) the fact that lead, a major constituent in most of the Company’s products, experiences significant fluctuations in market price and is a hazardous material that may give rise to costly environmental and safety claims, (vii) competitiveness of the battery markets in North America and Europe, (viii) the substantial management time and financial and other resources needed for the Company’s consolidation and rationalization of acquired entities, (ix) risks involved in foreign operations such as disruption of markets, changes in import and export laws, currency restrictions, currency exchange rate fluctuations and possible terrorist attacks against U.S. interests, (x) the Company’s exposure to fluctuations in interest rates on its variable debt, (xi) the Company’s ability to maintain and generate liquidity to meet its operating needs, (xii) general economic conditions, (xiii) the ability to acquire goods and services and/or fulfill labor needs at budgeted costs, (xiv) the Company’s reliance on a single supplier for its polyethylene battery separators, (xv) the Company’s ability to successfully pass along increased material costs to its customers, (xvi) the Company’s ability to comply with the provisions of Section 404 of the Sarbanes-Oxley Act of 2002, and (xvii) the Company’s significant pension obligations over the next several years.
Therefore, the Company cautions each reader of this press release carefully to consider those factors set forth above and those factors described in the Company’s Form 10-K filed on June 11, 2007, because such factors have, in some instances, affected and in the future could affect, the ability of the Company to achieve its projected results and may cause actual results to differ materially from those expressed herein.
Financial tables follow

EXIDE TECHNOLOGIES AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE THREE MONTHS AND TWELVE MONTHS ENDED
MARCH 31, 2007 AND 2006
(In thousands, except per-share data)

	For the Three Months Ended		For the Fiscal Year Ended
	March 31, 2007	March 31, 2006	March 31, 2007	March 31, 2006
NET SALES	$806,553	$730,617	$2,939,785	$2,819,876
COST OF SALES	678,562	648,728	2,467,009	2,413,045

Gross profit	127,991	81,889	472,776	406,831

EXPENSES:
Selling, marketing and advertising	68,627	66,111	270,413	271,059
General and administrative	48,478	61,646	173,128	190,993
Restructuring	2,261	5,663	24,483	21,714
Other (income) expense, net	3,188	(9,097)	9,636	3,684
Interest expense, net	22,278	18,301	90,020	69,464

	144,832	142,624	567,680	556,914

Loss before reorganization items, income taxes, minority interest	(16,841)	(60,735)	(94,904)	(150,083)
REORGANIZATION ITEMS, NET	526	1,760	4,310	6,158
INCOME TAX PROVISION (BENEFIT)	3,859	13,390	5,783	15,962
MINORITY INTEREST	404	457	882	529

Net income (loss)	(21,630)	(76,342)	(105,879)	(172,732)

NET INCOME (LOSS) PER SHARE

Basic and Diluted	$(0.35)	$(2.98)	$(2.39)	$(6.75)

WEIGHTED AVERAGE SHARES

Basic and Diluted	61,403	25,576	44,358	25,576

EXIDE TECHNOLOGIES AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS AS OF MARCH 31, 2007 AND MARCH 31, 2006
(In thousands, except per share data)

	March 31, 2007	March 31, 2006
ASSETS
Current assets:
Cash and cash equivalents	$76,211	$32,161
Receivables, net of allowance for doubtful accounts of $28,624 and $21,637	639,115	617,677
Inventories	411,554	414,943
Prepaid expenses and other	20,224	30,804
Deferred financing costs, net	3,411	3,169
Deferred income taxes	19,030	11,066

Total current assets	1,169,545	1,109,820

Property, plant and equipment, net	649,015	685,842

Other assets:
Other intangibles, net	191,762	186,820
Investments in affiliates	5,282	4,783
Deferred financing costs, net	12,908	15,196
Deferred income taxes	67,006	56,358
Other	24,706	24,090

	301,664	287,247

Total assets	$2,120,224	$2,082,909

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Short-term borrowings	$13,951	$11,375
Current maturities of long-term debt	3,996	5,643
Accounts payable	360,278	360,538
Accrued expenses	299,157	298,631
Warrants liability	5,297	2,063

Total current liabilities	682,679	678,250
Long-term debt	666,507	683,986
Noncurrent retirement obligations	263,290	333,248
Deferred income tax liability	41,232	33,590
Other noncurrent liabilities	121,433	116,430

Total liabilities	1,775,141	1,845,504

Commitments and contingencies	—	—
Minority interest	14,560	12,666

STOCKHOLDERS’ EQUITY
Preferred stock, $0.01 par value, 1,000 shares authorized, 0 shares issued and outstanding	—	—
Common stock, $0.01 par value, 100,000 and 61,500 shares authorized, 60,676 and 24,546 shares issued and outstanding	607	245
Additional paid-in capital	1,008,481	888,647
Accumulated deficit	(745,534)	(639,655)
Accumulated other comprehensive income (loss)	66,969	(24,498)

Total stockholders’ equity	330,523	224,739

Total liabilities and stockholders’ equity	$2,120,224	$2,082,909

EXIDE TECHNOLOGIES AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE TWELVE MONTHS ENDED MARCH 31, 2007 AND 2006
(In thousands)

	For the Fiscal Year Ended
	March 31, 2007	March 31, 2006
Cash Flows From Operating Activities:
Net income (loss)	$(105,879)	$(172,732)
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities—
Depreciation and amortization	121,016	122,429
Unrealized loss (gain) on Warrants	3,234	(9,125)
Net loss on asset sales	18,622	8,044
Gain on Insurance Recoveries		(4,791)
Deferred income taxes	(6,350)	(36)
Provision for doubtful accounts	9,096	4,116
Non cash stock compensation	2,449	501
Reorganization items, net	4,310	6,158
Insurance Proceeds		11,144
Minority interest	882	529
Amortization of deferred financing costs	3,476	2,048
Changes in assets and liabilities excluding effects of Fresh Start accounting and acquisitions and divestitures—
Receivables	14,635	34,022
Inventories	30,568	(34,703)
Prepaid expenses and other	13,614	(8,997)
Payables	(25,389)	33,958
Accrued expenses	(16,149)	(68,907)
Noncurrent liabilities	(53,258)	27,500
Other, net	(13,700)	4,994

Net cash provided by (used in) operating activities	1,177	(44,348)

Cash Flows From Investing Activities:
Capital expenditures	(51,932)	(58,133)
Proceeds from sales of assets	4,485	25,316

Net cash used in investing activities	(47,447)	(32,817)

Cash Flows From Financing Activities:
Increase (decrease) in short-term borrowings	1,123	10,347
Borrowings under Senior Secured Credit Facility		46,250
Repayments under Senior Secured Credit Facility	(27,948)	(17,224)
Capital contributions	117,747
Settlement of foreign currency swap		(12,084)
Increase/Decrease in other debt	(2,504)	15,667
Financing costs and other	(832)	(8,310)

Net cash provided by financing activities	87,586	34,646

Effect of Exchange Rate Changes on Cash and Cash Equivalents	2,734	(2,016)

Net Increase (Decrease) In Cash and Cash Equivalents	44,050	(44,535)
Cash and Cash Equivalents, Beginning of Period	32,161	76,696

Cash and Cash Equivalents, End of Period	$76,211	$32,161

EXIDE TECHNOLOGIES AND SUBSIDIARIES
ADJUSTED EBITDA RECONCILIATION BY SEGMENT
FOR THE THREE MONTHS ENDED MARCH 31, 2007
(in millions)

	Transportation		Industrial Energy
		Europe		Europe
	Americas	and ROW	Americas	and ROW	Other	TOTAL
Net income (loss)	$15.0	$1.1	$3.4	$2.1	($43.2)	($21.6)
Interest expense, net	—	—	—	—	22.3	22.3
Income tax provision (benefit)	—	—	—	—	3.8	3.8

EBIT	15.0	1.1	3.4	2.1	(17.1)	4.5
Depreciation and amortization	9.3	8.3	3.1	9.0	1.2	30.9
Take Charge	—	—	—	0.9	—	0.9
Reorganization items, net	—	—	—	—	0.5	0.5
Restructuring and impairment, net	0.6	(0.4)	0.2	1.8	0.1	2.3
Other restructuring costs included in cost of sales and general and administrative expenses	0.1	—	—	—	0.2	0.3
Currency remeasurement loss (gain)	0.2	(0.1)	0.1	0.1	(1.3)	(1.0)
Minority interest	—	—	—	—	0.4	0.4
Unrealized gain on revaluation of warrants	—	—	—	—	2.6	2.6
Loss (gain) on sale of capital assets	0.1	0.3	0.5	2.3	(1.3)	1.9
Other, principally non cash stock compensation expense	0.1	0.2	—	(0.4)	0.7	0.6

Adjusted EBITDA	25.4	9.4	7.3	15.8	(14.0)	43.9

EXIDE TECHNOLOGIES AND SUBSIDIARIES
ADJUSTED EBITDA RECONCILIATION BY SEGMENT
FOR THE TWELVE MONTHS ENDED MARCH 31, 2007
(in millions)

	Transportation		Industrial Energy
		Europe		Europe
	Americas	and ROW	Americas	and ROW	Other	TOTAL
Net income (loss)	$33.1	($20.4)	$22.0	$8.3	($148.9)	($105.9)
Interest expense, net	—	—	—	—	90.0	90.0
Income tax provision (benefit)	—	—	—	—	5.8	5.8

EBIT	33.1	(20.4)	22.0	8.3	(53.1)	(10.1)
Depreciation and amortization	30.7	32.9	10.1	36.0	11.4	121.1
Take Charge	1.0	0.3		3.5	0.1	4.9
Reorganization items, net	—	—	—	—	4.3	4.3
Restructuring and impairment, net	8.6	7.5	0.7	7.3	0.4	24.5
Other restructuring costs included in cost of sales and general and administrative expenses	0.5					0.5
Currency remeasurement loss (gain)	0.7	(0.1)	0.2		(12.4)	(11.6)
Minority interest	—	—	—	—	0.9	0.9
Unrealized gain on revaluation of warrants	—	—	—	—	3.2	3.2
Loss (gain) on sale of capital assets	7.2	9.8	0.5	2.3	(1.2)	18.6
Other, principally non cash stock compensation expense		0.1		(0.2)	2.4	2.3

Adjusted EBITDA	81.8	30.1	33.5	57.2	(44.0)	158.6

EXIDE TECHNOLOGIES AND SUBSIDIARIES
COMPARATIVE FY07 Q4 NET SALES AND ADJUSTED EBITDA BY SEGMENT

	Transportation		Industrial Energy
		Europe		Europe
		and		and	Unallocated
	Americas	ROW	Americas	ROW	Corporate	Consolidated
	(in millions)
Q4 FY07
Net sales	$253.8	$225.9	$70.8	$256.0	—	$806.6
Adjusted EBITDA	$25.4	$9.4	$7.3	$15.8	($14.0)	$43.9

Q4 FY06
Net sales	$231.5	$223.8	$67.2	$208.1	—	$730.6
Adjusted EBITDA (1)	($8.1)	$13.0	$6.3	$15.1	($6.9)	$19.5

(1)	Includes pro forma effect of the allocation of certain Corporate costs.
EXIDE TECHNOLOGIES AND SUBSIDIARIES
COMPARATIVE FY07 Q4 YTD NET SALES AND ADJUSTED EBITDA BY SEGMENT

	Transportation		Industrial Energy
		Europe		Europe
		and		and	Unallocated
	Americas	ROW	Americas	ROW	Corporate	Consolidated
	(in millions)
Q4 YTD FY07
Net sales	$930.3	$832.2	$270.5	$906.8	—	$2,939.8
Adjusted EBITDA	$81.8	$30.1	$33.5	$57.2	($44.0)	$158.6

Q4 YTD FY06
Net sales	$913.3	$810.9	$275.0	$820.7	—	$2,819.9
Adjusted EBITDA (1)	$16.6	$38.6	$26.4	$59.3	($36.4)	$104.5

(1)	Includes pro forma effect of the allocation of certain Corporate costs.

EXIDE TECHNOLOGIES AND SUBSIDIARIES
ADJUSTED EBITDA
4th QUARTER FY2007 VS. FY2006
EXIDE TECHNOLOGIES AND SUBSIDIARIES
FULL YEAR FY2007 VS. FY2006